EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

Carmina Technologies, Inc.
Calgary, Canada

We hereby consent to the incorporation by reference in this Registration Statement and Reoffer Prospectus on Form S-8 of our report dated April 25, 2003 relating to the consolidated financial statements of Carmina Technologies, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Dunwoody LLP -------------------------------------- BDO DUNWOODY LLP

Calgary, Canada
September 29, 2003